NEWS
RELEASE

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Strattec Announces New $40 million Share Repurchase Program

MILWAUKEE, WI, May 28, 2026 — Strattec (the “Company”) (Nasdaq: STRT), a global provider of highly engineered access solutions for the automotive and mobility industries, today announced that its Board of Directors has authorized a new share repurchase program under which the Company may repurchase up to $40 million of its outstanding common stock.

Jennifer Slater, President and CEO of Strattec, stated, “Our strong cash position allows us to continue investing in our transformation and growth strategy while also returning capital to shareholders through this new repurchase authorization. We are confident in our ability to generate strong cash flow to support these priorities while maintaining the financial flexibility needed to navigate the highly cyclical automotive industry in which we operate.”

Under the authorization, the Company may repurchase shares from time to time through open market purchases, block trades, accelerated share repurchase transactions and privately negotiated transactions, with the amount and timing of repurchases to be determined at the Company’s discretion based on market conditions, corporate considerations and other factors. Open market repurchases will be conducted in accordance with applicable federal securities laws, including the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company may also enter into Rule 10b5-1 trading plans under the Exchange Act to facilitate repurchases under the program.

The repurchase program does not have a fixed expiration date, does not obligate the Company to acquire any specific amount of common stock, and may be modified, suspended, or terminated at any time at the discretion of the Board of Directors.

The Company’s previous share repurchase program, which was initiated in 1996, has been terminated in connection with the authorization of the new program. During the fourth fiscal quarter and prior to termination, the Company purchased 110,269 shares at an average price of $67.10 per share.

About Strattec
Strattec is a global automotive access company that designs and delivers safe, secure, and highly engineered access solutions for the automotive and mobility industries. Built on generations of access and security engineering expertise, Strattec partners closely with OEMs to create differentiated, system‑level access experiences for end consumers. Strattec’s portfolio spans the access journey from Permission, enabling secure vehicle entry through advanced mechanical and electronic systems; to Motion, delivering effortless, reliable powered access that enhances everyday

3333 WEST GOOD HOPE ROAD MILWAUKEE, WI 53209	414.247.3333 WWW.STRATTEC.COM	NASDAQ: STRT

STRATTEC ANNOUNCES NEW $40 MILLION SHARE REPURCHASE PROGRAM
May 28, 2026

usability; and through to Hold, providing precision‑engineered latching solutions that give drivers confidence through proven strength, safety, and durability trusted by OEMs worldwide.

STRATTEC ANNOUNCES NEW $40 MILLION SHARE REPURCHASE PROGRAM
May 28, 2026

As access becomes increasingly intelligent, connected, and central to vehicle experience, Strattec’s strategy is to expand its market share, further diversify its customers and geographic reach while becoming the most trusted access partner to drive long‑term growth across global automotive and mobility markets. For more information, visit www.strattec.com.

Safe Harbor Statement

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.” Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to the same from foreign countries, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of the Company’s products and the products of its customers and fluctuations in costs of operation. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.

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Investor Contact:
Deborah K. Pawlowski, IRC Alliance Advisors IR Phone: 716-843-3908 Email: dpawlowski@allianceadvisors.com